SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2000

                           Titan Pharmaceuticals, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                     0-27436                  94-3171940
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(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)           Identification No.)

400 Oyster Point Blvd., Suite 505,
South San Francisco, California                                     94080
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     (Address of Principal                                        (Zip Code)
       Executive Offices)

Registrant's telephone number, including area code (650) 244-4990


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         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

      On February 24, 2000, the Registrant entered into definitive purchase agreements for the sale of an aggregate of 1,200,000 shares of Common Stock to institutional investors for net proceeds of approximately $38.9 million, after deducting fees and commissions and other expenses of the offering (the "Offering"). Deutsche Bank Securities (DB Alex. Brown) acted as placement agent for the transaction.

      The Company has agreed to use its best efforts to file a registration statement covering the resale of the shares under the Securities Act of 1933, as amended, within 30 days.

      Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits

            20.1 Press Release dated February 25, 2000


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TITAN PHARMACEUTICALS, INC.


                                       By: /s/ Louis R. Bucalo
                                           -------------------------------------
                                               Louis R. Bucalo, M.D., Chairman,
                                           President and Chief Executive Officer

Dated: February 25, 2000

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